Exhibit 99.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of October 28, 2021 (the “Effective Date”) by and between (i) Double Brow, LLC, a Colorado limited liability company (“Purchaser”), (ii) Medicine Man Technologies, Inc., a Nevada corporation (“Parent”), (iii) BG3 Investments, LLC, a Colorado limited liability company (“BG3”), (iv) Black Box Licensing, LLC, a Colorado limited liability company (“Black Box”, and together with BG3, individually, “Seller” and collectively, “Sellers”), and (v) Brian Searchinger, an individual residing in Boulder, Colorado, the sole equityholder of BG3, and an equityholder of Black Box (“Searchinger” or “Equityholder”). Purchaser, Parent, each Seller and the Equityholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated June 25, 2021 (the “Agreement”); and

WHEREAS, the Parties wish to amend certain provisions of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Purchase Price. Section 2.1(a) of the Agreement is hereby deleted in its entirety and amended and restated to read in full as set forth below:

The aggregate purchase price for the Purchased Assets (the “Purchase Price”) will consist of the assumption by Purchaser of the Assumed Liabilities as set forth in Section 1.3 and the payment, in the form set forth herein, by Purchaser to Sellers or such other Persons as set forth herein, of an amount (the “Closing Purchase Price”) equal to (i) $3,500,000 plus (ii) $15,750 as reimbursement for security deposits on the Leased Real Property, plus or minus (iii) subject to Section 2.3, the Inventory Adjustment Amount.

2.	Holdback Consideration. The definition of “Holdback Consideration” set forth on Exhibit A attached to the Agreement is hereby deleted in its entirety and amended and restated to read in full as set forth below:

“Holdback Consideration” means that number of shares of Parent Common Stock equal to Three Hundred Fifty Thousand Dollars ($350,000.00) divided by the Per Share Price.

3.	Closing Shares. Section 2.2(c) of the Agreement is hereby deleted in its entirety and amended and restated to read in full as set forth below:

Subject to the satisfaction or waiver of all of the conditions set forth in Section 3.2, at the Closing, Purchaser will cause Parent to issue a number of shares of the common stock of Parent (the “Parent Common Stock”) to BG3 equal to (i) (A) forty-five point seven percent (45.7%) multiplied by (B) the Closing Purchase Price divided by (ii) the Per Share Price less (iii) the Holdback Consideration (the “Stock Consideration”).

4.	Release of Holdback Consideration. Section 2.2(d) of the Agreement is hereby deleted in its entirety and amended and restated to read in full as set forth below:

Within three (3) days following the applicable Holdback Release Date, Purchaser will transfer and deliver or cause to be transferred and delivered to BG3 the portion of the Holdback Consideration payable on such applicable Holdback Release Date as set forth in Section 7.1(c) which has not been used to satisfy any adjustments or obligations pursuant to Article VII. Any amount of Holdback Consideration that is the subject of a dispute on a Holdback Release Date will continue to be Holdback Consideration and will not be released to BG3 until such dispute is finally resolved, as set forth in Section 7.1(c).

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5.	Holdback. Section 7.1(c)(i) of the Agreement is hereby deleted in its entirety and amended and restated to read in full as set forth below:

The Holdback Consideration, less any amounts that have been released to compensate any Purchaser Indemnified Persons for Damages as provided in this Article VII will be issued or released, as applicable, in the amounts and on the dates as set forth in this Section 7.1(c), to Sellers within ten (10) Business Days after the applicable release date (each, a “Holdback Release Date”); provided, that any portion of the Holdback Consideration that is necessary to satisfy any pending Claims specified in a written notice delivered to Seller prior to 11:59 p.m., Mountain Time on the applicable Holdback Release Date will not be payable to Sellers hereunder until final resolution of all such Claims, at which time the amount of the Holdback Consideration, as applicable, held back to satisfy such pending Claims, to the extent not released to compensate any Purchaser Indemnified Persons for Damages as provided in this Article VII will be issued and/or released to Sellers pursuant to Section 2.2(d). Subject to the terms of this Section 7.1(c), the Holdback Release Dates and the corresponding amounts to be released on each such Holdback Release Date are as follows: (A) thirty-four percent (34%) of the Holdback Consideration shall be released and transferred on January 1, 2022, (B) thirty-three percent (33%) of the Holdback Consideration shall be released and transferred on June 30, 2022, and (C) thirty-three percent (33%) of the Holdback Consideration shall be released and transferred on December 31, 2022.

6.	No Other Changes. Except as set forth in Sections 1 through 5 above, no other amendments are made to the Agreement and all other provisions of the Agreement shall remain in full force and effect.

[signatures contained on next page]

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Executed by the undersigned as of the date first written above.

PURCHASER:

DOUBLE BROW, LLC

By: Medicine Man Technologies, Inc.

Its: Sole Member

By: _______________________________

Name: Justin Dye

Title: Chief Executive Officer

PARENT:

MEDICINE MAN TECHNOLOGIES, INC.

By: ___________________________________

Name: Justin Dye

Title: Chief Executive Officer

SELLERS:

BG3 INVESTMENTS, LLC

By: ___________________________________

Name: Brian Searchinger

Title: Sole Member

BLACK BOX LICENSING, LLC

By: ___________________________________

Name: Brian Searchinger

Title: Manager

EQUITYHOLDER:

Brian Searchinger

_______________________________________

Signature Page to Amendment No. 1 to Asset Purchase Agreement